EXHIBIT 23.11


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-3 of our report dated March 4, 1997, (except for Note 11.a. and e. for which the date is March 19, 1997) for Iron Mountain Incorporated included in Iron Mountain Incorporated's Form 10-K filed with the Securities and Exchange Commission on March 28, 1997, and to all references to our Firm included in this registration statement.




                                                            Arthur Andersen LLP


Boston, Massachusetts
January 5, 1998